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                                                                    EXHIBIT 12.1

                                  DONJOY, LLC
                            COMPUTATION OF RATIO OF
                           EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)

                                                              Historical
                                             ----------------------------------------------   Pro Forma
                                                        Years ended December 31,              12 Months
                                             ----------------------------------------------     Ended
                                              1996      1997      1998     1999      2000        2000
                                             -------   -------   ------   -------   -------   ---------

Income before income taxes ...............   $ 9,483   $10,904   $8,345   $ 9,515   $ 5,159    $ 5,118

Interest .................................     2,459     2,072       --     7,057    15,876     17,626
Amortization of Debt Issuance Costs ......        --        --       --       409       877        913
Amortization of Discount on Sr. Notes.....        --        --       --       102       205        205
1/3 of rental expense-operating leases....       765       775    1,064       895     1,064      1,064
                                             -------   -------   ------   -------   -------    -------
Earnings .................................   $12,707   $13,751   $9,409   $17,978   $23,181    $24,926

Interest .................................   $ 2,459   $ 2,072   $   --   $ 7,057   $15,876    $17,626
Amortization of Debt Issuance Costs ......        --        --       --       409       877        913
Amortization of Discount on Sr. Notes.....        --        --       --       102       205        205
1/3 of rental expense-operating leases....       765       775    1,064       895     1,064      1,064
                                             -------   -------   ------   -------   -------    -------
Fixed Charges ............................   $ 3,224   $ 2,847   $1,064   $ 8,463   $18,022    $19,808

Ratio of Earnings to Fixed Charges .......      3.94      4.83     8.84      2.12      1.29       1.26
                                             =======   =======   ======   =======   =======    =======
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